EX-99.q.2

Power of Attorney Excerpt
Of Unanimous Consent of the
Boards of Directors of

EG Shares India Basic Materials Mauritius	EG Shares Basic Materials Mauritius
EG Shares India Consumer Mauritius	EG Shares Consumer Mauritius
EG Shares India Energy Mauritius	EG Shares Consumer Goods Mauritius
EG Shares India Financials Mauritius	EG Shares Energy Mauritius
EG Shares India Health Care Mauritius	EG Shares Financials Mauritius
EG Shares India High Income/Low Beta Mauritius	EG Shares Health Care Mauritius
EG Shares India Industrials Mauritius	EG Shares Food & Agriculture Mauritius
EG Shares India Infrastructure Mauritius	EG Shares Industrials Mauritius
EG Shares India Technology Mauritius	EG Shares Technology Mauritius
EG Shares India Small Cap Mauritius	EG Shares Telecom Mauritius
EG Shares India Telecom Mauritius	EG Shares Utilities Mauritius
EG Shares India Utilities Mauritius

(each a “Mauritius Company” and collectively the “Mauritius Companies”)
June  3, 2011

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RESOLVED, that each Mauritius Company, and each director thereof, hereby appoints Robert C. Holderith, to act as attorney-in-fact to execute on their behalf any registration statement of EGST, or any amendments thereto, filed with the SEC, provided however that each director shall receive from the relevant Mauritius Company and Emerging Global Advisors, LLC as the investment manager of EGST, an indemnity in respect of his execution of such registration statement, in form and substance satisfactory to him; and it is further

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THE UNDERSIGNED DIRECTORS OF
EACH MAURITIUS COMPANY LISTED ABOVE

/s/ Anil Sharma________________________
Anil Sharma

/s/ Shahed Hoolash_____________________
Shahed Hoolash

/s/ Robert C. Holderith_________________
Robert C. Holderith

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